UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 21, 2010

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The regular annual meeting of the stockholders of Humana Inc. was held in Louisville, Kentucky on April 20, 2010, for the purpose of voting on the proposals described below. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office for each director will be until the next annual meeting or until their successors shall be elected and qualified.

The final results of the election of directors were as follows:

Name	For	Against	Abstained	Broker Non-Votes
David A. Jones, Jr.	136,037,359	484,428	47,673	10,846,816
Frank A. D’Amelio	130,985,348	5,426,022	158,090	10,846,816
W. Roy Dunbar	136,202,510	244,861	122,089	10,846,816
Kurt J. Hilzinger	136,215,099	232,418	121,943	10,846,816
Michael B. McCallister	135,992,775	503,530	73,155	10,846,816
William J. McDonald	136,193,232	262,376	113,852	10,846,816
William E. Mitchell	136,150,632	311,167	107,661	10,846,816
David B. Nash, M.D.	136,219,471	235,351	114,638	10,846,816
James J. O’Brien	136,217,870	208,118	143,472	10,846,816
Marissa T. Peterson	136,188,625	288,976	91,859	10,846,816
W. Ann Reynolds, Ph.D.	128,293,729	8,184,971	90,760	10,846,816

In addition, the stockholders approved the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2010, by a vote of 146,168,380 for; 1,127,438 against; and 120,458 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Steven E. McCulley
Steven E. McCulley
Vice President and Controller
(Principal Accounting Officer)

Dated: April 21, 2010